Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR THIRD QUARTER 2018

•	Revenue growth of 26.6% to $3.12 billion

•	Organic revenue growth for parts and services of 4.3%

•	Growth of net income attributable to LKQ stockholders of 9.6% to $134 million; adjusted net income increased 26.9%

•	Third quarter 2018 diluted EPS attributable to LKQ stockholders of $0.42; adjusted diluted EPS of $0.56

•	$500 million stock repurchase program announced

•	2018 annual earnings guidance updated

Chicago, IL (October 25, 2018) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the third quarter of 2018 of $3.12 billion, an increase of 26.6% as compared to $2.47 billion in the third quarter of 2017. For the third quarter of 2018, parts and services organic revenue growth was 4.3% and acquisition revenue growth was 23.2%, while the impact of exchange rates was (0.6%), for total parts and services revenue growth of 26.9%.

Net income attributable to LKQ stockholders for the third quarter of 2018 was $134 million, up 9.6% year-over-year. On an adjusted basis, net income attributable to LKQ stockholders was $177 million, an increase of 26.9% as compared to the $140 million for the same period of 2017. Diluted earnings per share attributable to LKQ stockholders for the third quarter of 2018 was $0.42 as compared to $0.39 for the same period of 2017, an increase of 7.7%. On an adjusted basis, diluted earnings per share attributable to LKQ stockholders for the third quarter of 2018 was $0.56, an increase of 24.4% as compared to $0.45 for the same period of 2017.

Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated, “I am pleased with the trajectory of our operational initiatives that are focused on a more balanced approach of delivering organic growth while simultaneously optimizing productivity and profitability. I am particularly pleased with the improvement in year-over-year Segment EBITDA margins for our Europe and Specialty segments. Additionally, North America’s Segment EBITDA margin decline was significantly less than the seasonal drop experienced in the prior two years. The continued narrowing of this seasonal gap validates our North America team’s efforts to drive margin improvement, despite the ongoing headwinds of wage and freight inflation, and the recent impact of lower scrap prices.”

On a nine-month year-to-date basis, revenue was $8.88 billion, an increase of 22.1% from $7.27 billion for the comparable period of 2017. Parts and services organic revenue growth for the first nine months of 2018 was 5.1%. Net income from continuing operations attributable to LKQ stockholders for the first nine months of 2018 was $444 million, an increase of 7.2% as compared to $414 million for the comparable period of 2017. Diluted earnings per share from continuing operations attributable to LKQ stockholders for the first nine months of 2018 was $1.41, an increase of 6.0% as compared to $1.33 for the same period of 2017. On an adjusted basis, diluted earnings per share from continuing operations attributable to LKQ stockholders for the first nine months of 2018 was $1.71, an increase of 16.3% as compared to $1.47 for the same period of 2017.

Balance Sheet and Liquidity
Cash flow from operations totaled $521 million on a nine-month year-to-date basis, compared to $449 million for the same period of 2017. During the third quarter of 2018, approximately $172 million was invested in capital expenditures and other long term assets and $199 million was used to pay down credit facility borrowings. As of September 30, 2018, we had approximately $1.5 billion available under our credit facilities. Combined with approximately $341 million of cash and cash equivalents at September 30, 2018, we had approximately $1.8 billion in available liquidity, an increase of $168 million over our available liquidity as of December 31, 2017.

Other Events
In the third quarter of 2018, the Company recorded a $23 million impairment charge related to its December 2016 equity investment in Mekonomen AB. During the fourth quarter, the Company participated in a rights offering by Mekonomen and exercised its right to purchase approximately 5.4 million shares of Mekonomen at a price of SEK 79 per share.
On August 6, 2018, the Company announced that it had appointed Meg Ann Divitto, John William Mendel, and Jody Greenstone Miller to its Board of Directors. LKQ's Board of Directors regularly evaluates its composition with the objective of including the appropriate skills, experience and perspectives to enhance the prospects for the growth and profitability of the Company on behalf of its stockholders. With these director additions, six directors will have joined LKQ's Board in the past five years.

On October 25, 2018, the Company announced that its Board of Directors authorized a stock repurchase program. Under the program, LKQ Corporation may purchase up to $500 million of its common stock from time to time through October 25, 2021. The timing and the amount of any repurchases of common stock will be determined by LKQ management based on its evaluation of market conditions and other factors. At September 30, 2018, the Company had 318.2 million shares of common stock outstanding.

During the third quarter of 2018, we acquired three wholesale businesses in Europe for a total net consideration of approximately $79 million. Also in the third quarter, LKQ’s European operations opened seven branches in Eastern Europe.

Company Outlook
The Company updated its guidance for 2018.

	Updated Guidance	Prior Guidance
Organic revenue growth for parts & services	4.5% to 5.0%	4.5% to 5.5%
Net income from continuing operations attributable to LKQ stockholders	$565 million to $585 million	$602 million to $627 million
Adjusted net income from continuing operations attributable to LKQ stockholders*	$690 million to $710 million	$710 million to $735 million
Diluted EPS from continuing operations attributable to LKQ stockholders	$1.79 to $1.85	$1.91 to $1.99
Adjusted diluted EPS from continuing operations attributable to LKQ stockholders*	$2.19 to $2.25	$2.25 to $2.33
Cash flows from operations	$610 million to $660 million	$660 million to $710 million
Capital expenditures	$240 million to $260 million	$255 million to $285 million

*Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP.
Varun Laroyia, Executive Vice President and Chief Financial Officer, stated, “The updated guidance reflects the reality that our initiatives to deliver sustained growth and increased profit margins are working, though offset by the continued cost headwinds impacting our industry. While the initial results of our actions are positive, we believe that these cost pressures will not abate in the near term and have adjusted our guidance to address the economic headwinds related to freight, fuel and wage inflation and declining scrap prices. We are committed to protecting our margins, driving higher levels of free-cash flow conversion, and believe our actions will position us well for achieving higher levels of sustainable and profitable growth in the future.”

Our revised 2018 guidance is based on current conditions (including acquisitions completed through October 25, 2018). Changes in these conditions may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; adjustments to the estimated tax reform provisions booked in 2017; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities). The updated guidance for 2018 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.

Non-GAAP Financial Measures
This release contains, and management’s presentation on the conference call will refer to, non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on October 25, 2018 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 6059029#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.

A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 6059029 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 9, 2018. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import, as well as the potential negative effects of countermeasures by other countries to which we export products;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information and the potential significant penalties for failure to comply with such laws;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
	2018		2017
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,122,378	100.0%	$2,465,800	100.0%	$656,578	26.6%
Cost of goods sold	1,925,180	61.7%	1,508,924	61.2%	416,256	27.6%
Gross margin	1,197,198	38.3%	956,876	38.8%	240,322	25.1%
Selling, general and administrative expenses (2)	879,150	28.2%	695,978	28.2%	183,172	26.3%
Restructuring and acquisition related expenses	6,614	0.2%	4,922	0.2%	1,692	34.4%
Depreciation and amortization	76,701	2.5%	56,877	2.3%	19,824	34.9%
Operating income	234,733	7.5%	199,099	8.1%	35,634	17.9%
Other expense (income):
Interest expense, net	40,860	1.3%	25,222	1.0%	15,638	62.0%
Gain on bargain purchase	—	0.0%	(913)	0.0%	913	100.0%
Other income, net	(6,959)	(0.2%)	(3,107)	(0.1%)	(3,852)	n/m
Total other expense, net	33,901	1.1%	21,202	0.9%	12,699	59.9%
Income from continuing operations before provision for income taxes	200,832	6.4%	177,897	7.2%	22,935	12.9%
Provision for income taxes	46,068	1.5%	58,189	2.4%	(12,121)	(20.8%)
Equity in (losses) earnings of unconsolidated subsidiaries	(20,284)	(0.6%)	2,673	0.1%	(22,957)	n/m
Income from continuing operations	134,480	4.3%	122,381	5.0%	12,099	9.9%
Net loss from discontinued operations	—	0.0%	—	0.0%	—	n/m
Net income	134,480	4.3%	122,381	5.0%	12,099	9.9%
Less: net income attributable to noncontrolling interest	378	0.0%	—	0.0%	378	n/m
Net income attributable to LKQ stockholders	$134,102	4.3%	$122,381	5.0%	$11,721	9.6%

Basic earnings per share: (3)
Income from continuing operations	$0.42		$0.40		$0.02	5.0%
Net loss from discontinued operations	—		—		—	n/m
Net income	0.42		0.40		0.02	5.0%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.42		$0.40		$0.02	5.0%

Diluted earnings per share: (3)
Income from continuing operations	$0.42		$0.39		$0.03	7.7%
Net loss from discontinued operations	—		—		—	n/m
Net income	0.42		0.39		0.03	7.7%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.42		$0.39		$0.03	7.7%

Weighted average common shares outstanding:
Basic	318,082		308,909		9,173	3.0%
Diluted	319,402		310,779		8,623	2.8%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) Selling, general and administrative expenses contain facility and warehouses expenses and distribution expenses that were previously shown separately.
(3) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
	2018		2017
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$8,873,893	100.0%	$7,267,054	100.0%	$1,606,839	22.1%
Cost of goods sold	5,460,845	61.5%	4,415,076	60.8%	1,045,769	23.7%
Gross margin	3,413,048	38.5%	2,851,978	39.2%	561,070	19.7%
Selling, general and administrative expenses (2)	2,472,085	27.9%	2,003,065	27.6%	469,020	23.4%
Restructuring and acquisition related expenses	26,546	0.3%	10,371	0.1%	16,175	n/m
Depreciation and amortization	196,322	2.2%	159,178	2.2%	37,144	23.3%
Operating income	718,095	8.1%	679,364	9.3%	38,731	5.7%
Other expense (income):
Interest expense, net	107,647	1.2%	73,806	1.0%	33,841	45.9%
Gains on bargain purchases	(328)	(0.0%)	(3,990)	(0.1%)	3,662	91.8%
Other income, net	(9,086)	(0.1%)	(6,884)	(0.1%)	(2,202)	32.0%
Total other expense, net	98,233	1.1%	62,932	0.9%	35,301	56.1%
Income from continuing operations before provision for income taxes	619,862	7.0%	616,432	8.5%	3,430	0.6%
Provision for income taxes	156,427	1.8%	206,206	2.8%	(49,779)	(24.1%)
Equity in (losses) earnings of unconsolidated subsidiaries	(18,326)	(0.2%)	3,878	0.1%	(22,204)	n/m
Income from continuing operations	445,109	5.0%	414,104	5.7%	31,005	7.5%
Net loss from discontinued operations	—	0.0%	(4,531)	(0.1%)	4,531	(100.0%)
Net income	445,109	5.0%	409,573	5.6%	35,536	8.7%
Less: net income attributable to noncontrolling interest	1,040	0.0%	—	0.0%	1,040	n/m
Net income attributable to LKQ stockholders	$444,069	5.0%	$409,573	5.6%	$34,496	8.4%

Basic earnings per share: (3)
Income from continuing operations	$1.42		$1.34		$0.08	6.0%
Net loss from discontinued operations	—		(0.01)		0.01	(100.0%)
Net income	1.42		1.33		0.09	6.8%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.42		$1.33		$0.09	6.8%

Diluted earnings per share: (3)
Income from continuing operations	$1.41		$1.33		$0.08	6.0%
Net loss from discontinued operations	—		(0.01)		0.01	(100.0%)
Net income	1.41		1.32		0.09	6.8%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.41		$1.32		$0.09	6.8%

Weighted average common shares outstanding:
Basic	313,417		308,451		4,966	1.6%
Diluted	314,951		310,495		4,456	1.4%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) Selling, general and administrative expenses contain facility and warehouses expenses and distribution expenses that were previously shown separately.
(3) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$341,346	$279,766
Receivables, net	1,255,876	1,027,106
Inventories	2,794,894	2,380,783
Prepaid expenses and other current assets	200,944	134,479
Total current assets	4,593,060	3,822,134
Property, plant and equipment, net	1,201,003	913,089
Intangible assets:
Goodwill	4,475,266	3,536,511
Other intangibles, net	953,372	743,769
Equity method investments	157,409	208,404
Other assets	205,226	142,965
Total assets	$11,585,336	$9,366,872
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$941,747	$788,613
Accrued expenses:
Accrued payroll-related liabilities	153,536	143,424
Other accrued expenses	358,212	218,600
Refund liability	106,732	—
Other current liabilities	57,088	45,727
Current portion of long-term obligations	118,365	126,360
Total current liabilities	1,735,680	1,322,724
Long-term obligations, excluding current portion	4,250,137	3,277,620
Deferred income taxes	325,537	252,359
Other noncurrent liabilities	376,566	307,516
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 318,197,309 and 309,126,386 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3,182	3,091
Additional paid-in capital	1,409,242	1,141,451
Retained earnings	3,562,827	3,124,103
Accumulated other comprehensive loss	(134,791)	(70,476)
Total Company stockholders’ equity	4,840,460	4,198,169
Noncontrolling interest	56,956	8,484
Total stockholders’ equity	4,897,416	4,206,653
Total liabilities and stockholders’ equity	$11,585,336	$9,366,872

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$445,109	$409,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210,977	166,508
Impairment on Mekonomen equity method investment	22,715	—
Stock-based compensation expense	17,544	17,582
Loss on sale of business	—	8,580
Other	(7,187)	(11,982)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(70,797)	(75,444)
Inventories	(71,058)	(97,584)
Prepaid income taxes/income taxes payable	7,262	(928)
Accounts payable	(71,997)	42,175
Other operating assets and liabilities	38,599	(9,237)
Net cash provided by operating activities	521,167	449,243
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(171,763)	(135,537)
Acquisitions, net of cash acquired	(1,206,067)	(252,667)
Proceeds from disposals of business/investment	—	301,297
Investments in unconsolidated subsidiaries	(11,066)	(7,114)
Payments of deferred purchase price on receivables securitization facility	9,410	—
Other investing activities, net	7,970	9,864
Net cash used in investing activities	(1,371,516)	(84,157)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,772	6,465
Taxes paid related to net share settlements of stock-based compensation awards	(4,768)	(5,095)
Debt issuance costs	(16,938)	—
Proceeds from issuance of Euro Notes (2026/28)	1,232,100	—
Borrowings under revolving credit facilities	1,025,496	424,976
Repayments under revolving credit facilities	(1,110,035)	(770,884)
Repayments under term loans	(114,800)	(27,884)
Borrowings under receivables securitization facility	—	8,525
Repayments under receivables securitization facility	—	(9,925)
(Repayments) borrowings of other debt, net	(38,695)	24,522
Payments of other obligations	—	(2,079)
Other financing activities, net	3,182	4,316
Net cash provided by (used in) financing activities	979,314	(347,063)
Effect of exchange rate changes on cash and cash equivalents	(67,385)	22,538
Net increase in cash and cash equivalents	61,580	40,561
Cash and cash equivalents of continuing operations, beginning of period	279,766	227,400
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	7,116
Cash and cash equivalents of continuing and discontinued operations, beginning of period	279,766	234,516
Cash and cash equivalents, end of period	$341,346	$275,077

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2018	2017	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,109,067	$1,051,470	$57,597	5.5%
Europe	1,464,049	952,765	511,284	53.7%
Specialty	388,865	329,522	59,343	18.0%
Parts and services	2,961,981	2,333,757	628,224	26.9%
Other	160,397	132,043	28,354	21.5%
Total	$3,122,378	$2,465,800	$656,578	26.6%

Revenue changes by category for the three months ended September 30, 2018 vs. 2017:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	5.2%	0.5%	(0.3%)	5.5%
Europe	2.0%	52.6%	(0.9%)	53.7%
Specialty	8.0%	10.5%	(0.5%)	18.0%
Parts and services	4.3%	23.2%	(0.6%)	26.9%
Other	18.9%	2.7%	(0.1%)	21.5%
Total	5.1%	22.1%	(0.6%)	26.6%

The following unaudited tables compare certain third party revenue categories:

	Nine Months Ended
	September 30,
	2018	2017	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$3,447,074	$3,207,001	$240,073	7.5%
Europe	3,781,091	2,659,804	1,121,287	42.2%
Specialty	1,151,172	1,005,776	145,396	14.5%
Parts and services	8,379,337	6,872,581	1,506,756	21.9%
Other	494,556	394,473	100,083	25.4%
Total	$8,873,893	$7,267,054	$1,606,839	22.1%

Revenue changes by category for the nine months ended September 30, 2018 vs. 2017:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	6.4%	1.0%	0.1%	7.5%
Europe	3.8%	31.9%	6.4%	42.2%
Specialty	4.2%	10.1%	0.1%	14.5%
Parts and services	5.1%	14.3%	2.5%	21.9%
Other	23.9%	1.5%	0.1%	25.4%
Total	6.1%	13.6%	2.4%	22.1%
(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2018
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	26.9%	53.7%	21.9%	42.2%
Less: Currency impact	(0.6%)	(0.9%)	2.5%	6.4%
Revenue growth at constant currency	27.5%	54.6%	19.4%	35.8%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,262,799		$1,181,943		$3,927,808		$3,596,697
Europe	1,470,856		954,522		3,795,439		2,665,170
Specialty	390,061		330,594		1,154,726		1,008,998
Eliminations	(1,338)		(1,259)		(4,080)		(3,811)
Total revenue	$3,122,378		$2,465,800		$8,873,893		$7,267,054
Segment EBITDA
North America	$154,049	12.2%	$152,627	12.9%	$506,772	12.9%	$502,494	14.0%
Europe	129,358	8.8%	79,294	8.3%	315,785	8.3%	241,537	9.1%
Specialty	42,937	11.0%	35,114	10.6%	140,974	12.2%	119,133	11.8%
Total Segment EBITDA	$326,344	10.5%	$267,035	10.8%	$963,531	10.9%	$863,164	11.9%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures and equity in losses and earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
(In thousands)
Net income	$134,480	$122,381	$445,109	$409,573
Less: net income attributable to noncontrolling interest	378	—	1,040	—
Net income attributable to LKQ stockholders	134,102	122,381	444,069	409,573
Subtract:
Net loss from discontinued operations	—	—	—	(4,531)
Net income from continuing operations attributable to LKQ stockholders	134,102	122,381	444,069	414,104
Add:
Depreciation and amortization	76,701	56,877	196,322	159,178
Depreciation and amortization - cost of goods sold	4,772	3,025	14,655	7,330
Interest expense, net	40,860	25,222	107,647	73,806
Provision for income taxes	46,068	58,189	156,427	206,206
Earnings before interest, taxes, depreciation and amortization (EBITDA)	302,503	265,694	919,120	860,624
Subtract:
Equity in (losses) earnings of unconsolidated subsidiaries	(20,284)	2,673	(18,326)	3,878
Fair value gain on Mekonomen derivative instrument	2,509	—	2,509	—
Gains on bargain purchases	—	913	328	3,990
Add:
Restructuring and acquisition related expenses	6,614	4,922	26,546	10,371
Inventory step-up adjustment - acquisition related	—	—	403	—
Impairment of net assets held for sale	—	—	2,438	—
Change in fair value of contingent consideration liabilities	(548)	5	(465)	37
Segment EBITDA	$326,344	$267,035	$963,531	$863,164

EBITDA as a percentage of revenue	9.7%	10.8%	10.4%	11.8%

Segment EBITDA as a percentage of revenue	10.5%	10.8%	10.9%	11.9%

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures and equity in losses and earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
(In thousands, except per share data)
Net income	$134,480	$122,381	$445,109	$409,573
Less: net income attributable to noncontrolling interest	378	—	1,040	—
Net income attributable to LKQ stockholders	134,102	122,381	444,069	409,573
Subtract:
Net loss from discontinued operations	—	—	—	(4,531)
Net income from continuing operations attributable to LKQ stockholders	134,102	122,381	444,069	414,104
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	38,994	25,084	88,924	71,163
Restructuring and acquisition related expenses	6,614	4,922	26,546	10,371
Inventory step-up adjustment - acquisition related	—	—	403	—
Change in fair value of contingent consideration liabilities	(548)	5	(465)	37
Gains on bargain purchases	—	(913)	(328)	(3,990)
Impairment of net assets held for sale	—	—	2,438	—
Impairment on Mekonomen equity method investment	22,715	—	22,715	—
Fair value gain on Mekonomen derivative instrument	(2,509)	—	(2,509)	—
U.S. tax law change 2017	(9,581)	—	(9,581)	—
Excess tax benefit from stock-based payments	(793)	(1,513)	(3,985)	(7,058)
Tax effect of adjustments	(11,701)	(10,221)	(28,805)	(28,333)
Adjusted net income from continuing operations attributable to LKQ stockholders	$177,293	$139,745	$539,422	$456,294

Weighted average diluted common shares outstanding	319,402	310,779	314,951	310,495

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
Reported	$0.42	$0.39	$1.41	$1.33

Adjusted	$0.56	$0.45	$1.71	$1.47

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, excess tax benefits and deficiencies from stock-based payments, adjustments to the estimated tax reform provisions recorded in 2017 and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2018
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$565	$585
Adjustments:
Amortization of acquired intangibles	130	130
Restructuring and acquisition related expenses	27	27
Impairment on Mekonomen equity method investment	23	23
U.S. tax law change 2017	(10)	(10)
Excess tax benefit from stock-based payments	(4)	(4)
Other	(0)	(0)
Tax effect of adjustments	(40)	(40)
Adjusted net income from continuing operations attributable to LKQ stockholders	$690	$710

Weighted average diluted common shares outstanding	316	316

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$1.79	$1.85
Non-GAAP (Adjusted)	$2.19	$2.25

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2018 and the related tax effect; we included for all other components the amounts incurred as of September 30, 2018.